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                         NONQUALIFIED STOCK OPTION AGREEMENT          NQSO-006


     THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made and entered into on February 4, 1993, by and between TINSLEY LABORATORIES, INC., a California corporation ("Company"), and Daniel J. Bajuk ("Optionee").

     1. GRANT OF OPTION. The Company hereby irrevocably grants to the Optionee, on the terms and subject to the conditions set forth in this Agreement, the right and option ("Option") to purchase all or any part of an aggregate of 20,000 shares ("Option Shares") of the Company's common stock, such number being subject to adjustment as provided in Section 9 hereof. It is understood by the parties hereto that the Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If Optionee is an employee of the Copmany or a parent or a subsidiary of the Company, it is further understood by the parties hereto that the Option has been granted as a matter of separate inducement and agreement in connection with the employment of the Optionee and is not in lieu of any salary or other compensation for the Optionee's services.

     2. OPTION EXERCISE PRICE. The exercise price for the Option Shares shall be $5.50 per share. The exercise price shall be paid in full as provided in
Section 10 hereof.

     3.   TERM OF OPTION.  The term of the Option shall be for a period of five
(5) years from the date hereof, subject to earlier termination as provided in Sections 7 and 8 hereof.

     4.   EXERCISABILITY OF OPTION.

          (a) Subject to the provisions of Section 4(b) hereof, the Option shall be exercisable in accordance with the following schedule:

                                         Percentage of Option
            Date                          Shares Purchasable
            ----                         --------------------

     On or after February 4, 1993          20%
     On or after February 4, 1994          40%
     On or after February 4, 1995          60%
     On or after February 4, 1996          80%
     On or after February 4, 1997         100%



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The Optionee's right to exercise the Option shall be cumulative as to the Option
Shares covered thereby.

     (b) The Company's grant of the Option is based upon the assumption that the Optionee's exercise of the Option and the Company's issuance of the Option Shares as a result of such exercise will be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). In the event that the Company's assumption is erroneous, the Option may not be exercised unless and until a registration statement under the Securities Act relating to the Option Shares shall be in effect, or unless and until the issuance of the Option Shares upon the exercise of the Option shall be exempt from registration under the Securities Act, in either of which events the term of the Option shall be deemed to have been automatically extended through and including a period of ninety (90) days from and after the date that such registration statement under the Securities Act relating to the Option Shares first becomes effective or the date that the issuance of the Option Shares upon the exercise of the Option first becomes exempt from registration under the Securities Act, as the case may be. In this regard, the Company shall use its best efforts to either register the Option Shares in accordance with the registration requirements of the Securities Act or to comply with any exemption therefrom with regard to the issuance of the Option Shares. The Company shall promptly notify Optionee of any automatic extension in the term of the Option in the event the foregoing provisions become applicable. In all events, the Optionee shall give a written representation satisfactory to legal counsel to the Company upon his exercise of the Option that he is acquiring the Option Shares for investment purposes and not with a view to, or for resale in connection with, the distribution of any Option Shares or other securities of the Company.

     5.   LIMITATION ON OPTIONEE'S RIGHTS.

          (a) The Optionee shall not have any of the rights of a shareholder of the Company with respect to the Option Shares except to the extent that one or more certificates for the Option Shares shall be delivered to him upon the due exercise of the Option.

          (b) If Optionee is an employee of the Company or a parent or a subsidiary of the Company, nothing contained in this Agreement shall confer upon the Optionee any right with respect to the continuation of his employment by the Company or a parent or a subsidiary of the Company or interfere in any way with the right of the Company or a parent or a subsidiary of the Company (subject to the terms of any separate employment agreement to the contrary) to terminate his employment at any time or to increase or decrease the compensation payable to the Optionee.

     6. NONTRANSFERABILITY OF OPTION. The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and the Option


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may be exercised during the lifetime of the Optionee only by him. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except upon the death of the Optionee), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

     7. EARLY TERMINATION OF OPTION. If Optionee is an employee of the Company or a parent or a subsidiary of the Company as of the date of the grant of the Option by the Company, the Option and all rights under this Agreement, to the extent such rights shall not have been previously exercised, shall terminate and become immediately null and void on the expiration of ninety (90) days after the Optionee ceases to be an employee (whether by resignation, retirement, dismissal, total disability, death or otherwise) of the Company or a parent or a subsidiary of the Company; provided, however, the Option may thereafter by exercised as follows:

          (a) If the termination of employment was due to the Optionee's forced retirement after becoming totally disabled, the Optionee may, at any time or from time to time during a period of one hundred eighty (180) days after such termination of his employment, exercise the Option (except that in no event may the Option be exercised to any extent after the expiration of the term specified in Section 3 hereof) to the extent such Option was exercisable by him on the date of such termination of his employment.

          (b) If the termination of employment was due to the death of the Optionee while in the employ of the Company or a parent or a subsidiary of the Company or in the event of his death within ninety (90) days after termination of his employment, then the Option, to the extent that the Optionee was entitled to exercise such Option on the date of his death in the first instance or the date of his termination of employment in the second instance, may be exercised within one (l) year after such death by the Optionee's executors, administrators, heirs or legatees; provided, however, that in no event may the Option be exercised to any extent after the expiration of the term specified in
Section 3 hereof.

     8. NONSURVIVAL OF COMPANY. Where dissolution or liquidation of the Company or any merger or combination in which the Company is not the surviving corporation is involved, the Option shall terminate as of the effective date of such liquidation, dissolution, merger or combination to the extent that the Option is not assumed by, or replaced by equivalent options granted by, the surviving corporation, if any, in such liquidation, dissolution, merger or combination, but, in such event, the Optionee shall have the right, for a period of thirty (30) days immediately prior to the effective date of such liquidation, dissolution, or merger or combination, to exercise his Option, in whole or in

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part, to the extent that such Option shall not have been previously exercised or so assumed or so replaced, without regard to any installment exercise provisions.

     9. CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock dividend, stock split or reverse stock split, the rights of the Optionee shall be appropriately adjusted both as to the number of shares and the Option exercise price.

     10.  METHOD OF EXERCISING OPTION.

          (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice ("Exercise Notice") from the Optionee or other person entitled to exercise the Option delivered to the Company stating the election to exercise the Option and the number of the Option Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. The Exercise Notice shall be accompanied by the full exercise price for the Option Shares in respect of which the Option is being exercised. In the event the Option shall be exercised pursuant to Section 7(b) hereof by any person or persons other than the Optionee, the Exercise Notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

          (b) Payment of the exercise price shall be made by certified or bank cashier's check, personal check or the equivalent thereof payable to the order of the Company.

          (c) The certificate or certificates for the Option Shares in respect of which the Option shall have been exercised shall be registered in the name of the person or persons exercising the Option, or, if the Option is exercised by the Optionee and if the Optionee shall so request in the Exercise Notice, shall be registered in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option.

All of the Option Shares purchased upon the exercise of the Option as provided herein shall, when issued, be fully paid and nonassessable.

     11. ADEQUATE AUTHORIZED CAPITALIZATION. The Company shall at all times during the term of the Option reserve and keep available or otherwise have authorized such number of shares of the Company's common stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all fees and expenses necessarily incurred by the Company in connection therewith, and shall from time to time use its best efforts to comply


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with all laws and regulations which, in the opinion of legal counsel to the
Company, shall be applicable thereto.

     12. NOTICES. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States certified or registered mail, postage prepaid, addressed to the following parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Company:  Tinsley Laboratories, Inc.
                         3900 Lakeside Drive
                         Richmond, CA  94802
                         Attn:  President

     If to Optionee:     (See address on signature page)

     13. SUCCESSORS AND ASSIGNS. Subject to the limitations on transferability contained in Section 6 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the Company's successors in interest and assigns, and the Optionee's permitted successors in interest.

     14. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.



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           "Company"                         "Optionee"

TINSLEY LABORATORIES, INC.         Daniel J. Bajuk


By: /s/ Robert J. Aronno           /s/ Daniel J. Bajuk
   ---------------------------     -----------------------------
   Its: President                  Signature
       -----------------------

                                   -----------------------------
                                   Number and Street

                                   -----------------------------
                                   City, State and Zip Code

                                   (If Optionee is unmarried as
                                   of the date hereof, then he
                                   shall sign his name again
                                   below.)

                                   I certify that, as of the date
                                   hereof, I am not married.

                                   -----------------------------
                                   Name of Optionee



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